UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2019
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-768 (Commission File Number)	37-0602744 (I.R.S Employer Identification No.)
510 Lake Cook Road, Suite 100, Deerfield, Illinois (Address of principal executive offices)	60015 (Zip Code)
Registrant’s telephone number, including area code: (224) 551-4000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of
1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol (s)	Name of each exchange which registered
Common Stock ($1.00 par value)	CAT	New York Stock Exchange
9 3/8% Debentures due March 15, 2021	CAT21	New York Stock Exchange
8% Debentures due February 15, 2023	CAT23	New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	New York Stock Exchange

Item 7.01     Regulation FD Disclosure.

On May 2, 2019, Caterpillar Inc. (the “Company”) issued a press release relating to an Investor Day conference it is hosting in Clayton, North Carolina. The Company announced in the press release, among other items, that its Board of Directors declared a quarterly cash dividend of $1.03 per share of Company common stock, payable on August 20, 2019 to shareholders of record at the close of business on July 22, 2019. The per share dividend of $1.03 is an increase of 20% from the previous quarterly dividend of $0.86 per share.

The conference will begin at 1:00 p.m. Eastern time on May 2, 2019, and will be available live on the Company’s website at http://www.caterpillar.com/en/investors/events-and-presentations.html. In addition, copies of the presentation materials accompanying the conference are available on the Company’s website.

A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished in accordance with the provisions of General Instruction B.2 of Form 8-K. No information contained on or accessible through the Company’s website shall be deemed to be part of or incorporated by reference into this Current Report other than Exhibit 99.1 identified herein.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

The following is furnished as an exhibit to this report.

99.1    Caterpillar Inc. press release dated May 2, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

Dated: May 2, 2019	By:	/s/ Suzette M. Long
Suzette M. Long General Counsel & Corporate Secretary